Exhibit 99.1

CONTACT:

Brainerd Communicators
Ray Yeung / Jo Anne Barrameda (Media)
yeung@braincomm.com / barrameda@braincomm.com
Corey Kinger (Investors)
kinger@braincomm.com
212.986.6667

TMNG GLOBAL REPORTS 2010 FOURTH QUARTER AND FULL YEAR RESULTS

Overland Park, KS – February 17, 2011 – TMNG Global (Nasdaq: TMNG), a leading provider of professional services to the global communications, digital media, technology, and financial services industries, reported financial results for its 2010 fourth quarter and full year ended January 1, 2011.  All per share amounts have been adjusted to reflect the 1-for-5 reverse stock split of the Company's common stock effective February 7, 2010.

“TMNG Global posted higher revenues and a smaller loss from operations in 2010 by focusing our resources on driving new revenues at our largest customers and continued stringent expense management.  Our customer engagements included the traditional TMNG offerings of business assurance, operational efficiency and market entry strategies, as well as helping clients launch new content delivery platforms.  2010 also provided us with a ground-floor opportunity to develop new cloud computing business and economic models,” said Richard Nespola, TMNG Global Chairman and CEO. “Our business continues to transform to a more software-solutions model enhanced by our strategic view of the evolving marketplace.  Entering 2011, we remain focused on driving sustainable revenue growth, improving margins, and generating positive cash flows from operations.”

Financial Results for the Thirteen Weeks Ended January 1, 2011
Revenues in the fourth quarter of 2010 were $16.4 million, compared to $17.1 million in the 2009 fourth quarter and flat with the 2010 third quarter.  The year-over-year decline was due to lower revenue contributions from our management consulting and software solutions practices, partially offset by an increase in strategic consulting services. During the quarter, TMNG’s gross margin was 36.1%, compared with 42.3% in the fourth quarter of 2009 and 37.9% in the third quarter of 2010.  Margin comparisons reflect business mix in the quarter and seasonally lower utilization.

TMNG Global reported a net loss of ($0.2) million on a GAAP basis, or ($0.03) per diluted share for the fourth quarter of 2010, compared with a net loss of ($0.2) million, or ($0.03) per diluted share, for the fourth quarter of 2009. The fourth quarter of 2010 includes a tax benefit of $0.8 million, or $0.11 per diluted share, due to the release of a reserve for uncertain tax positions. After adjusting for the after tax impact of depreciation and amortization expense and share-based compensation expense, the non-GAAP adjusted net income was $0.6 million or $0.08 per diluted share during the fourth quarter of 2010. After adjusting for the after tax impact of net realized gains on auction rate securities, depreciation and amortization expense and share-based compensation expense, the comparable non-GAAP adjusted net income for the fourth quarter of fiscal 2009 was $0.8 million, or $0.12 per diluted share.

Financial Results for the Fifty-Two Weeks Ended January 1, 2011
For the fifty-two weeks ended January 1, 2011, revenues were $67.2 million, compared with $65.0 million in fiscal year 2009.  The growth was driven by an approximately 80% increase in strategic consulting services revenue compared to fiscal year 2009, partially offset by lower contributions from the EMEA segment and carrier customers in the year. TMNG Global’s gross margin was 37.8% during the fifty-two weeks ended January 1, 2011, compared with 41.4% in fiscal year 2009.  Margins were negatively impacted by business mix, competitive pricing pressure and start-up expenses related to the SmartXchangeSM solution, which was launched early in the fourth quarter of 2010.

Net loss for the fifty-two weeks ended January 1, 2011 was ($2.2) million or ($0.31) per diluted share, compared with a net loss of ($3.2) million or ($0.46) per diluted share in fiscal year 2009.  Non-GAAP adjusted net income, adjusted for the after tax impact of net realized gains on auction rate securities, depreciation and amortization expense, and share-based compensation, was approximately $1.0 million, or $0.14 per diluted share, for the fifty-two weeks ended January 1, 2011.  The comparable non-GAAP adjusted net income for the fifty-two weeks ended January 2, 2010 was $0.7 million or $0.10 per diluted share.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  TMNG Global’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Rescheduling Conference Call
Due to a management illness, the Company is postponing its conference call to discuss 2010 fourth quarter and full year results, which was originally scheduled for 5:00 p.m. ET today.

The conference call is being rescheduled to Tuesday, February 22, 2011, at 5:00 p.m. ET.  Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call.

A replay of the conference call will be archived on the Company’s website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 447841, through March 1, 2011.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the communications, digital media, technology and financial services industries. Since 1990, TMNG Global or its subsidiaries, CSMG and Cartesian, have provided strategy, business, operations and technical consulting to more than 1,200 firms worldwide. The company is headquartered in Overland Park, Kansas, with offices in Boston, London, New Jersey, and Washington, D.C. For more information about TMNG Global, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown and difficult conditions in the credit markets), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 2, 2010 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010

Revenues	$16,429	$17,119	$67,243	$64,953

Cost of services (includes net non-cash share-based compensation expense of $15 and $39 for the thirteen weeks ended January 1, 2011 and January 2, 2010, respectively, and $95 and $260 for the fifty-two weeks ended January 1, 2011 and January 2, 2010, respectively)	10,493	9,881	41,849	38,036

Gross Profit	5,936	7,238	25,394	26,917

Operating Expenses:
Selling, general and administrative (includes net non-cash share-based compensation expense of $32 and $95 for the thirteen weeks ended January 1, 2011 and January 2, 2010, respectively, and $210 and $598 for the fifty-two weeks ended January 1, 2011 and January 2, 2010, respectively)	6,675	6,999	27,108	28,497
Intangible asset amortization	331	504	1,392	1,975
Total operating expenses	7,006	7,503	28,500	30,472
Loss from operations	(1,070)	(265)	(3,106)	(3,555)
Other income (expense):
Interest income	53	71	193	259
Interest expense	-	(13)	(16)	(55)
Other income	-	184	26	335
Total other income	53	242	203	539
Loss before income taxes	(1,017)	(23)	(2,903)	(3,016)
Income tax benefit (provision)	797	(158)	710	(226)
Net loss	$(220)	$(181)	$(2,193)	$(3,242)

Net loss per common share:
Basic and diluted	$(0.03)	$(0.03)	$(0.31)	$(0.46)

Weighted average shares used in calculation of net loss per basic and diluted common share	7,070	7,022	7,049	6,986

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	January 1,	January 2,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,786	$6,301
Short-term investments		5,444
Receivables:
Accounts receivable	11,511	11,991
Accounts receivable — unbilled	5,220	4,174
	16,731	16,165
Less: Allowance for doubtful accounts	(200)	(357)
Net receivables	16,531	15,808
Prepaid and other current assets	1,173	1,206
Total current assets	24,490	28,759

NONCURRENT ASSETS:
Property and equipment, net	1,983	1,955
Goodwill	7,993	7,772
Identifiable intangible assets, net	496	2,516
Noncurrent investments	5,926	6,852
Other noncurrent assets	207	397
Total Assets	$41,095	$48,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$995	$1,118
Current borrowings		2,800
Accrued payroll, bonuses and related expenses	5,087	5,354
Other accrued liabilities	1,299	1,433
Deferred revenue	860	1,023
Unfavorable and other contractual obligations	154	706
Total current liabilities	8,395	12,434

NONCURRENT LIABILITIES:
Deferred income tax liabilities	246	118
Unfavorable and other contractual obligations	450	546
Other liabilities	287	1,119
Total noncurrent liabilities	983	1,783

Total stockholders’ equity	31,717	34,034
Total Liabilities and Stockholders’ Equity	$41,095	$48,251

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010

Reconciliation of GAAP net loss to non-GAAP adjusted net income:
GAAP net loss	$(220)	$(181)	$(2,193)	$(3,242)

Realized gain on auction rate securities	-	(102)	(6)	(224)
Depreciation and amortization	693	850	2,769	3,379
Non-cash share based compensation expense	47	134	305	858
Tax effect of applicable non-GAAP adjustments	30	118	128	(82)
Adjustments to GAAP net loss	770	1,000	3,196	3,931

Non-GAAP adjusted net income	$550	$819	$1,003	$689

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net income per diluted common share:
GAAP net loss per diluted common share	$(0.03)	$(0.03)	$(0.31)	$(0.46)

Realized gain on auction rate securities	-	(0.01)	(0.00)	(0.03)
Depreciation and amortization	0.10	0.12	0.39	0.48
Non-cash share based compensation expense	0.01	0.02	0.04	0.12
Tax effect of applicable non-GAAP adjustments	0.00	0.02	0.02	(0.01)
Adjustments to GAAP net loss per diluted common share	0.11	0.15	0.45	0.56

Non-GAAP adjusted net income per diluted common share	$0.08	$0.12	$0.14	$0.10

Weighted average shares used in calculation of diluted net loss per common share	7,070	7,022	7,049	6,986

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